UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, individual by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 14, 2018, Corindus Vascular Robotics, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 13, 2018 (the “Election Date”), the Company’s Board of Directors (the “Board”) elected James R. Tobin as a Class II director to serve until the 2018 Annual Meeting of Stockholders, or his earlier death or resignation or until his successor is duly elected and qualified.

Mr. Tobin has served in multiple executive positions over his extensive career, building and executing operational growth strategies for large businesses across the healthcare sector. Mr. Tobin served as Chief Executive Officer for Boston Scientific from March 1999 to July 2009 during which time the company’s revenues grew significantly from more than $2 billion to over $8 billion. Prior to joining Boston Scientific, Mr. Tobin served as President and CEO of Biogen Inc., where he was instrumental in making it one of the world’s most successful biotechnology companies. Before joining Biogen, Mr. Tobin was President and Chief Operating Officer of Baxter International and responsible for all operations of the $9 billion company. Mr. Tobin currently serves on a number of Boards, including TransMedics, Inc., Oxford Immunotec Global PLC, and Globus Medical, Inc. Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School.

As with its other directors, the Company entered into its standard form of indemnification agreement with Mr. Tobin, which, among other things, provides for indemnification to the fullest extent permitted by the laws of the State of Delaware, advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether he is entitled to indemnification and dispute resolution procedures.

Mr. Tobin will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policy (the “Policy”), as amended on December 15, 2018. Pursuant to the Policy, Mr. Tobin will be eligible to receive (i) cash compensation on a quarterly basis for Board and committee service, as applicable, paid in arrears, including a quarterly Board retainer of $5,000, and (ii) an annual equity award of restricted stock units (each restricted stock unit relating to one share of the Company’s common stock) having an aggregate fair market value equal to $40,000, determined by dividing (A) $40,000 by (B) the closing price of the Company’s common stock on NYSE American on the grant date (rounded down to the nearest whole share) (an “Annual Equity Award”). Pursuant to the Policy, Annual Equity Awards shall become vested in full upon the one year anniversary of the applicable grant date, vesting in four successive equal quarterly installments on the quarterly anniversary of the grant date (rounded down to the nearest whole share), provided that the non-employee director is a director of the Company on the applicable vesting date. Mr. Tobin’s initial Annual Equity Award and quarterly cash retainer will be pro-rated based on the number of days between the Election Date and the 12-month anniversary of the most recent annual meeting of stockholders and the number of days remaining in the fiscal quarter, respectively. All Annual Equity Awards granted pursuant to the Policy are subject to a resale restriction ending on the earlier of: (x) the director’s termination of service as a director and (y) the three (3)-year anniversary of the date of grant, as provided in the applicable restricted stock unit agreement, and vest in full immediately upon a Change in Control (as defined in the Company’s Amended and Restated 2014 Stock Award Plan). The Policy also provides each non-employee director with the option to receive common stock in lieu of cash retainers.

Mr. Tobin will also be entitled to reimbursement for reasonable and documented out-of-pocket business expenses incurred in connection with attending meetings of the Board and committees thereof or in connection with other business related to the Board.

There are no transactions to which the Company is a party and in which Mr. Tobin has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Tobin has not previously held any positions with the Company and has no family relationships with any directors or executive officers of the Company.

On March 13, 2018, the Company issued a press release announcing the election of Mr. Tobin to the Board. The copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Corindus Vascular Robotics, Inc. dated March 14, 2018 announcing financial results for the fourth quarter and fiscal year ended December 31, 2017.

99.2	Press Release of Corindus Vascular Robotics, Inc. dated March 13, 2018 announcing the election of Mr. Tobin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2018	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
David W. Long
Chief Financial Officer